                                                                      Exhibit 21


                    Subsidiaries of Vornado Operating Company





        Vornado Operating LP                                    Delaware
        Vornado Crescent Logistics Operating Partnership        Delaware
        AmeriCold Logistics L.L.C.                              Delaware
        AmeriCold Services Corporation                          Delaware
        VC Superior, L.L.C.                                     Delaware
        VC Freezer Omaha Texas, L.L.C.                          Delaware
        VC Texas, L.P.                                          Delaware
        VC Carthage, L.L.C.                                     Delaware
        VC Logistics, L.L.C.                                    Delaware
        Carmar Industries, L.L.C.                               Missouri
        Amlog Canada, Inc.                                      Canada
        Distribution Development L.L.C.                         Delaware
        AmeriCold/Offutt L.L.C.                                 Delaware
        Inland Quarries L.L.C.                                  Delaware
        KC Underground L.L.C.                                   Delaware







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